Exhibit 3.2


                                  AMENDMENT TO
                                     BY-LAWS
                                       OF
                          GENERAL MARITIME CORPORATION

                            ADOPTED DECEMBER 2, 2005

      Section 1.8 of the By-laws of General Maritime Corporation is hereby amended by deleting the text currently therein and replacing it with the following:

            Section 1.8 NOTICE OF NOMINATION. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations by other than action of the Board of Directors shall be made by notice in proper written form pursuant to Section 1.12 hereof, delivered or mailed by first class mail, postage prepaid, to the Secretary of the Corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the first anniversary date of the preceding year's annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder will be considered timely if it is delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman of the Board.

      A new Section 1.11 is hereby added to Article I of the By-laws as follows:

            Section 1.11 NATURE OF BUSINESS AT ANNUAL MEETINGS OF SHAREHOLDERS. (a) No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in Section 1.3 and has remained a shareholder of record through the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in Section 1.3.

            (b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form pursuant to Section 1.12 hereof, delivered or mailed by first class mail, postage prepaid, to the Secretary of the Corporation.

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            (c) To be timely, a shareholder's notice to the Secretary of the
Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary date of the preceding year's annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is changed by more than thirty
(30) days from such anniversary date, notice by the shareholder will be considered timely if it is delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

            (d) No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in Section 1.12 hereof, except that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1.11 or Section 1.12 shall be deemed to preclude discussion by any shareholder of any such business.

      A new Section 1.12 is hereby added to Article I of the By-laws as follows:

            Section 1.12 PROPER WRITTEN FORM OF SHAREHOLDER'S NOTICE. (a) To be in proper written form pursuant to Sections 1.8 or 1.11 hereof, a shareholder's notice to the Secretary of the Corporation shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, the name, age, and business address of each such person, the principal occupation or employment of such person, the number of shares of stock of the Corporation which are beneficially owned by such person, and all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting, and in the event that such business includes a proposal to amend the Articles of Incorporation or the By-laws of the Corporation, the language of the proposed amendment; (iii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made; (iv) the class or series and number of shares of the Corporation which are beneficially owned or owned of record by the shareholder proposing such business or nomination and name of the beneficial owner if different from the shareholder; (v) any material interest of the shareholder in any such business; (vi) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at such meeting to propose such business; and
(vii) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to make a nomination or present a proposal at an annual meeting and such shareholder's nominee or proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such shareholder does not appear or send a qualified

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representative to present such nominee or proposal at such annual meeting, the Corporation need not present such nominee or proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.12, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of shareholders. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

            (b) The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that the business or nomination was not properly brought before the annual meeting in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination or business shall be disregarded.







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